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EXHIBIT 10.1

Compensation for the Named Executive Officers

		2006
		Target Bonus
		As a
	2006	Perentage of	2005
	Base Salary	Base Salary	Bonus Amount

Daniel D. Rosenthal	$605,000	120%	$950,400
President and Chief Executive Officer

Thomas E. Prince	$495,000	100%	$445,500
Chief Operating Officer and Chief Financial Officer

John R. Gatzke	$412,500	100%	$495,000
Executive Vice President, Chief Lending Officer

Cliff J. Piscitelli	$320,000	100%	$382,800
Executive Vice President, Director of Secondary
Marketing

Jon A. MacDonald	$315,000	75%	$135,000
Executive Vice President, General Counsel and
Corporate Secretary

Edward A. Luther	$225,000	70%	$198,660
Senior Vice President, Director of Major Loans

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